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                              CERTIFICATE OF MERGER

                                       OF

                         APPLIED RETAIL SOLUTIONS, INC.,
                            a California corporation

                                       AND

                         APPLIED RETAIL SOLUTIONS, INC.,
                             a Delaware corporation

It is hereby certified that:

         1. The constituent business corporations participating in the merger herein certified are:

            1.1. APPLIED RETAIL SOLUTIONS, INC., WHICH IS INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA; AND

            1.2. APPLIED RETAIL SOLUTIONS, INC., WHICH IS INCORPORATED UNDER THE LAWS OF THE SATE OF DELAWARE.

         2. An Agreement of Merger and Plan of Reorganization (the "Agreement of Merger") has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware, to wit, by Applied Retail Solutions, Inc., a California corporation in accordance with the laws of the State of its incorporation, namely California, and by Applied Retail Solutions, Inc., a Delaware corporation in the same manner as is provided in Section 251 of the General Corporation Law of the State of Delaware.

         3. The name of the surviving corporation in the merger herein certified is Applied Retail Solutions, Inc., which will continue its existence as said surviving corporation under Applied Retail Solutions, Inc. upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

         4. The Certificate of Incorporation of Applied Retail Solutions, Inc., as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

         5. The executed Agreement of Merger between the aforesaid constituent corporations is on file at the principal place of business of the aforesaid surviving corporation, the address of which is as follows: 7979 Ivanhoe Avenue, Suite 500, La Jolla, CA 92037

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         6. A copy of the aforesaid Agreement of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

         7. The authorized capital stock of Applied Retail Solutions, Inc., consists of 1,500 shares without par value.

         8. The Agreement of Merger between the aforesaid constituent corporations provides that the merger herein certified shall be effective on July 1, 1998 insofar as the General Corporation Law of the State of Delaware shall govern said effective date.

Dated:___________________, 1998                APPLIED RETAIL SOLUTIONS, INC.,
                            a California corporation

                                             By:________________________________
                                            Its:________________________________

Dated:___________________, 1998                APPLIED RETAIL SOLUTIONS, INC.,
                             a Delaware corporation

                                             By:________________________________
                                            Its:________________________________

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